                                                                     Exhibit 4.4


                      ROLLER BEARING HOLDING COMPANY, INC.

                                STOCK OPTION PLAN

     1. Purpose. The Roller Bearing Holding Company, Inc. Stock Option Plan (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers and employees of Roller Bearing Holding Company, Inc. and its designated subsidiaries (the "Company"), as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire shares of Class A voting stock of the Company ("Common Shares") pursuant to Options, as described herein.

     2.   Administration.

          (a) The Plan will be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates, or is required to delegate, administration to a Committee, as provided in Sections 2(b) or 2(c) below. The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Options granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives. No member of the Board, and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

          (b) The Board may delegate all or any portion of administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may terminate all or any portion of the Committee's authority under the Plan at any time and revest in the Board all or any portion of the administration of the Plan.

          (c) The Board shall be required to delegate administration of the Plan to a Committee, all of whose members shall be "nonemployee directors," effective on and after the date of the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"). Any "nonemployee director" shall otherwise comply with the requirements of Rule 16b-3 of the Exchange Act as in effect at the relevant time and, to the extent necessary, Internal Revenue Code Section 162(m).

     3. Participants. Participants will consist of such officers and employees of the Company, and independent contractors providing consulting or advisory services to the Company (including members of the Board), as the Board, in its sole discretion, determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Board may designate from time to time to receive Options under the Plan. Designation as a participant in any year shall not require the Board to designate such person to receive an Option in any other year or, once designated, to receive the same type or amount of Options as granted to the participant, or any other participant, in any year. The Board shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Options.

     4.   Shares Reserved under the Plan. Subject to adjustments as provided in
Section 6, there is hereby reserved for issuance under the Plan an aggregate of 3,365,596 Common Shares, which may be authorized but unissued shares or shares held by the Company in its treasury. Any shares subject to any form of Option hereunder may thereafter be subject to new Options under this Plan if there is a lapse, expiration or termination of any such Options granted prior to issuance of the shares, or if shares are issued under Options and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     5. Options. Options will consist of awards from the Company that will enable the holder to purchase a specific number of Common Shares, at set terms and at a fixed purchase price. Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Options that do not constitute Incentive Stock Options ("Nonqualified Stock Options," and together with Incentive Stock Options, "Options"). The Board will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. Each Option shall be evidenced by a written option agreement in such form and shall be subject to such terms and conditions as the Board may approve from time to time, including without limitation the following:

          (a) Exercise Price. Each Option granted hereunder shall have such per-share exercise price as the Board may determine at the date of grant; provided, however, that the per-share exercise price for Options shall not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted, as reasonably determined by the Board.

          (b) Payment of Exercise Price. The option exercise price may be paid by check or, in the discretion of the Board, by the delivery (or certification of ownership) of Common Shares of the Company then owned by the participant; provided, however, that payment of the exercise price by delivery of Common Shares of the Company then owned by the participant may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board. In the discretion of the Board, if Common Shares are readily tradeable on a national securities exchange or other market system at the time of option exercise, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          (c) Exercise Period. Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Board; provided, however, that Options shall not be exercisable more than 10 years after the date they are granted. All Options shall terminate at such earlier times and upon such conditions or circumstances as the Board shall in its sole discretion set forth in such option at the date of grant, including but not limited to limitations on exercisability following termination of the participant's employment or consulting relationship.

          (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue
Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

          (e) Redesignation as Nonqualified Stock Options. Options designated as Incentive Stock Options that fail to meet the requirements of Section 422 of the Internal Revenue Code shall be redesignated as nonqualified options for Federal income tax purposes automatically without further action by the Board on the date of such failure to continue to meet the requirements of Section 422 of the Code.

          (f) Limitation of Rights in Shares. The recipient of an Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

     6.   Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued Common Shares without new consideration to the Company by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Shares, the total number of shares available for Options under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Option and the exercise price thereunder shall be adjusted so that the net value of such Option shall not be changed, all of the foregoing, including the appropriations of any such adjustment to be as determined by the Board, in its discretion. It is specifically understood that the provisions of this subsection
(a) are intended to apply solely to capital events that are independent of, and unrelated to, any transaction involving the direct or indirect sale or issuance of securities of the Company for value (and irrespective of the adequacy of the consideration so paid).

          (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Option, any participant to whom an Option has been granted shall have the right thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares that might have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

          (c) Notwithstanding any other provision of this Plan, the Board may authorize the issuance, continuation or assumption of Options or provide for other equitable adjustments after changes in the Common Shares resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

          (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or the obligation to make future grants of options to employees of the acquired entity, the aggregate number of Common Shares available for Options under this Plan shall be increased accordingly.

     7.   Nontransferability.

          (a) Each Option granted under the Plan to a participant shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by him. In the event of the death of a participant while the participant is rendering employment, consulting or advisory services to the Company, each Option theretofore granted to him shall be exercisable during such period after his death as the Board shall in its discretion set forth in such option at the date of grant (but not beyond the stated duration of the option) and then only:

          (i) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Option shall pass by will or the laws of descent and distribution; and

          (ii) To the extent that the deceased participant was entitled to do so at the date of his death.

          (b) Notwithstanding Section 7(a), in the discretion of the Board, Options granted hereunder may be transferred to members of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such family members, or to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, but only if the Option expressly so provides.

     8. Other Provisions. Options granted under the Plan may also be subject to such other provisions (whether or not applicable to any other Options awarded under the Plan to the participant or to any other participant) as the Board determines appropriate, including without limitation, provisions for the installment purchase of Common Shares, provisions to assist the participant in financing the acquisition of Common Shares, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Shares acquired under any form of Option, provisions for the deferral of option gains, provisions for the acceleration of exercisability or vesting of Options in the event of a change of control of the Company, provisions for the payment of the value of Options to participants in the event of a change of control of the Company, provisions for the forfeiture of the Options, or provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     9. Fair Market Value. For purposes of this Plan and any Options awarded hereunder, the Fair Market Value of Common Shares shall be the mean between the highest and lowest sale prices for the Company's Common Shares as reported on the Nasdaq National Market (or such other consolidated transaction reporting system on which such Common Shares are primarily traded) on the date of calculation (or on the next preceding trading date if Common Shares were not traded on the date of calculation); provided, however, that if the Company's Common Shares are not at any time readily tradeable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Common Shares of the Company.

     10. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local income and/or employment tax withholding requirements. If the Company proposes or is required to distribute Common Shares pursuant to the exercise of Options, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Shares. The Board may, in its discretion and subject to such rules as it may adopt, permit an optionee to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of an Option, by electing to have the Company withhold Common Shares having a Fair Market Value equal to the amount of taxes required to be withheld.

     11. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, consultant, advisor, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment, consulting or advisory relationship, or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Option.

     12. Duration, Amendment and Termination. No Option shall be granted after December 31, 2008; provided, however, that the terms and conditions applicable to any Option granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Options may be granted to such participant in substitution and exchange for, and in cancellation of, any Options previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or terminate the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation. However, no action authorized by this Section 12 shall reduce the amount of any outstanding Option or change the terms or conditions thereof without the participant's consent.

     13. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     14. Approval. The Plan was adopted by the Board on February 18, 1998 and the shareholders of the Company on February 18, 1998.

                      ROLLER BEARING HOLDING COMPANY, INC.

                           NON-QUALIFIED STOCK OPTION

     THIS OPTION is granted this     day of   , 199 , by Roller Bearing Holding
Company, Inc. a           corporation ("RBC") to            (the "Employee");

     WHEREAS, the Board of Directors of RBC is of the opinion that the interests of RBC and its subsidiaries (collectively, the "Company") will be advanced by encouraging and enabling those officers and key employees of the Company, as well as independent contractors providing consulting or advisory services to the Company, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of the business of the Company to acquire or increase their proprietary interest in the Company, thus providing them with a more direct stake in its welfare and assuring a closer identification of their interests with those of the Company; and

     WHEREAS, the Board believes that the acquisition of such an interest in the Company will stimulate the efforts of such officers, key employees and independent contractors;

     NOW, THEREFORE, in consideration of the premises and of the services required under Section 2 in order to receive benefits hereunder, the Company hereby grants this option to the Employee on the terms hereinafter expressed:

     1.   Option Grant.  The Company hereby grants to the Employee a non-
qualified stock option to purchase a total of      shares (the "Option Shares")
of
class A voting stock of RBC ("Common Shares") at the option price of $514 per Common Share. This option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Time of Exercise. This option may be exercised (in the manner provided in Section 3 hereof) in whole or in part, from time to time after the date hereof, subject to the following limitations:

          (a) This option may be exercised (to the extent not previously exercised) to the maximum cumulative extent set forth below, i.e. depending upon the date of such exercise:



                                                Permitted Exercise (Stated
           Date of Exercise                    as a Percentage of the Total
                                                      Option Shares)
-------------------------------------------------------------------------------
[From and after the date hereof]                           ____%

[From and after]                                           ____%

[From and after hereof]                                    ____%

[From and after hereof]                                    ____%


Notwithstanding the foregoing, this option may not be exercised for fractional
Common Shares and this option may not be exercised for less than      Common
Shares at a time unless it is for the balance of the Option Shares available hereunder.

          (b) Notwithstanding Section 2(a) hereof, in the event of the Employee's termination of employment with the Company due to "Permanent Disability" (as defined below) or death, this option shall immediately become exercisable (to the extent not previously exercised) to the extent of 100% of the total Option Shares.

          (c) This option shall terminate as to any then unexercised options (and shall then forever lapse) on the tenth anniversary of the date hereof, or, if earlier, upon the first to occur of any of the following:

               (i) the effective date of the termination of the Employee's employment by the Company for "cause," which for purposes of this option shall have the same meaning as set forth in any separate employment agreement between the Employer and the Company or, in the absence of any such separate employment agreement, "cause" means termination because of

                    (1) any act of fraud, embezzlement, theft or commission of a crime involving moral turpitude by the Employee;

                    (2) any breach by the Employee of any material covenant, condition, or agreement in any employment agreement entered into with the Company;

                    (3) any good faith finding by the Company that the Employee repeatedly failed to perform the Employee's required duties; provided that the Company shall have provided the Employee with notice of such failure to perform and shall have afforded the Employee a reasonable opportunity to cure (it being understood that compliance with the notice or cure provisions set forth in any written employment agreement with the Employee shall constitute reasonable actions on behalf of the Company); or

                    (4) any chemical dependency by the Employee (other than in connection with medicines prescribed for the Employee).

               (ii) 90 days following the termination of the Employee's employment by the Company for any reason other than death, Permanent Disability or "cause" (and, in any such case, then only to the extent the Employee could have exercised this option on the date of such termination); or

               (iii) one year following the termination of the Employee's employment due to death or Permanent Disability.

          (d) For purposes of this option, the Employee's employment will be deemed to have been terminated due to Permanent Disability if such termination is due to Employee's inability to perform his or her stated duties with the Company, as confirmed by a physician acceptable to the Company specializing in the area of medicine that is the subject of such disability, by reason of illness, accident or other incapacity, for a period of more than 90 consecutive days or 180 days during any consecutive 360 day period.

          (e) This option shall not be affected by leaves of absence approved in writing by the CEO of the Company or by any change of employment status so long as the Employee continues to be an employee of the Company. Nothing in this option shall confer on the Employee any right to continue in the employ of the Company or to interfere with the right of the Company, subject to the terms of any separate employment contract, if any, to the contrary, to terminate Employee's employment at any time.

     3.   Exercise of Option.

          (a) This option may be exercised only by appropriate notice in writing delivered to the Secretary of RBC at its corporate headquarters in Fairfield, Connecticut, and accompanied by:

               (i) The full purchase price of the Option Shares purchased payable by a certified or cashier's check made payable to the order of the Company;

               (ii) An executed Stock Transfer Restriction Agreement (the "Stock Restriction Agreement") between the Company and the Employee or his successor in interest, whether determined by will or the laws of descent and distribution or otherwise, in the form attached hereto as Exhibit A, as the same may be modified from time to time, in RBC's discretion; and

               (iii) Such other documents or representations (including without limitation representations as to the intention of the Employee or his successor, or other purchaser under Section 6, to acquire the Option Shares for investment) as the Company may reasonably request in order to comply with securities, tax or other laws then applicable to the exercise of the option.


          (b) Payment of the option exercise price hereunder may, in the sole discretion of the Company, be made by delivering (or certifying as to ownership) certificates for Common Shares which have been held by Employee for at least six months (or such longer period as RBC may deem necessary in order to avoid a charge to earnings for financial reporting purposes) which are equal in value (based on their Fair Market Value on the date of surrender) to such purchase price or the portion thereof so paid). In addition, in the event Option Shares are registered under the Securities Exchange Act of 1934, payment of the option exercise price hereunder may, in the sole discretion of RBC, also be made by delivering a properly executed exercise notice to RBC together with a copy of irrevocable instructions to a broker to promptly deliver to RBC the necessary amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, RBC may enter into agreements for coordinated procedures with one or more brokerage firms.

          (c) The exercise of this option is conditioned upon the Employee making arrangements satisfactory to the Company relating to any required withholding taxes attributable to such exercise. The Company may, in its sole discretion and subject to such rules and procedures as it may adopt, permit the Employee to satisfy any tax withholding obligation, in whole or in part, by electing to have the Company withhold Option Shares received in connection with the exercise of this option having a Fair Market Value equal to the amount required to be withheld.

     4.   Change of Control.

          (a) In the event of a Change of Control, the Board may, in its sole discretion by providing at least 30-days prior written notice to the Employee
(i) elect to cancel this option, unless theretofore (or concurrently with such Change of Control) exercised, on the effective date of the Change of Control, and/or (ii) accelerate the exercisability of this option with respect to all or any portion of the Option Shares that were not theretofore exercisable by operation of Section 2 above, and/or (iii) require, in lieu of the exercise of this option, that the Employee be provided with a cash payment as set forth in Section 4(c) hereof.

          (b)  For purposes of this option, a "Change of Control" shall occur:


               (i) upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the assets of the Company on a consolidated basis; provided, however, that the mortgage, pledge or hypothecation of all or substantially all of the assets of the Company on a consolidated basis, in connection with a bona fide financing shall not constitute a Change of Control; or

               (ii) when any "person," other than any shareholder having Voting Control as of June 23, 1997, (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 but excluding any Company sponsored employee benefit plan) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934 as in effect on date hereof), directly or indirectly, of Voting Control. For the purposes hereof "Voting Control" means owning more than 50% of the "voting power" of those of RBC's (or, for purposes of (iii) below of a corporation with which RBC shall have merged or consolidated) securities that have the right to elect the Board of Directors of RBC or such other corporation and otherwise direct the governance of RBC or such other corporation; or

               (iii) upon the consummation of a merger or consolidation in which any person (other than any shareholder having voting control as of June 23, 1997) will beneficially own immediately after the effective time of the merger or consolidation Voting Control of the surviving or new corporation; or


          (c) Pursuant to Section 4(a)(iii) hereof, in the event of a Change of Control, the Company may, at its option, elect to pay in cash an amount equal to the excess, if any, of (i) the Fair Market Value of each Option Share on the date of exercise over (ii) the exercise price as provided herein, multiplied by the number of Option Shares for which the option is exercised, less any required withholding taxes. In the event of such election, the Company will make a payment to the Employee, his estate, the person to whom the option passes by will or by the laws of descent or distribution or the Employee's legal representative or guardian, upon the effective date of the Change of Control and the Company shall have no further liability of any kind to Employee.

     5.   Transferability of Option.

          (a) Except as provided in Sections 5(b), this option is not transferable by the Employee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Employee's lifetime, only by him or her.

          (b) Subject to the prior written consent of the Company, this option may transferred, in whole or in part, only under the circumstances, and subject to the terms and conditions, set forth in Section 2.5 of the Stock Restriction Agreement.

     6.   Death of Employee. If the Employee dies while in the employ of the

Company, this option may be exercised in whole or in part and from time to time, in the manner described in Section 3 hereof, by his estate or the person to whom the option passes by will or the laws of descent and distribution, but only to the extent that the Employee could have exercised it on the date of his death, and only within a period of (a) twelve months next succeeding the Employee's termination of employment due to death, or (b) ten years from the date hereof, whichever period is shorter.

     7. Delivery of Certificates. If at any time during the term of this option the Company shall be advised by its counsel that Option Shares deliverable upon exercise of this option are required to be registered under the Federal Securities Act of 1933, as amended, or under applicable state securities laws, or that delivery of the Option Shares must be accompanied or preceded by a prospectus meeting the requirements of the Act or of any applicable state securities laws, delivery of Option Shares by the Company may be deferred until registration is effected or a prospectus is available or until an appropriate exemption from registration is secured. The Employee shall have no interest in the Option Shares covered by this option unless and until certificates for the Option Shares are issued following the exercise of this option.

     8.   Adjustment Provisions.

          (a) If RBC shall at any time change the number of issued Common Shares without new consideration to RBC by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Shares, the total number of shares available for options under this option shall be appropriately adjusted and the exercise price hereunder shall be adjusted so that the net value of such option shall not be changed, all of the foregoing, including the appropriations of any such adjustment to be as determined by the Board, in its sole discretion. It is specifically understood that the provisions of this subsection (a) are intended to apply solely to capital events that are independent of, and unrelated to, any transaction involving the direct or indirect sale or issuance of securities of RBC for value (and irrespective of the adequacy of the consideration so paid).

     (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this option, the Employee shall have the right thereafter and during the term of the option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares that might have been obtained upon exercise of the option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Option Share upon consummation of an Acquisition.

     9. Applicable Plan. This option is granted under and is subject to the terms and conditions of the Roller Bearing Holding Company, Inc. Stock Option Plan (the "Plan") attached hereto as Exhibit B. Any capitalized terms not defined herein shall be subject to the definitions set forth in the Plan.

     IN WITNESS WHEREOF, the Company has caused this option to be executed on the date first above written.

ROLLER BEARING HOLDING COMPANY, INC.


By:
   ---------------------
         Its: President

ACCEPTED:

------------------------
         Employee

                , 199
----------------     --


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